Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
The Board of Directors
BioMed Realty Trust, Inc.:
We consent to the incorporation by reference in the Registration Statement on Form S-3 dated January 5, 2007 of BioMed Realty Trust, Inc. of our reports dated March 14, 2006, with respect to the consolidated balance sheets of BioMed Realty Trust, Inc. and subsidiaries as of December 31, 2005 and 2004, the related consolidated statements of income, stockholders’ equity, and comprehensive income of BioMed Realty Trust, Inc. and subsidiaries for the year ended December 31, 2005 and for the period from August 11, 2004 (commencement of operations) through December 31, 2004, the related statements of income and owners’ equity of Inhale 201 Industrial Road, L.P., as defined in note 1 of BioMed Realty Trust, Inc. and subsidiaries’ consolidated financial statements, for the period from January 1, 2004 through August 17, 2004 and the year ended December 31, 2003, the related consolidated statement of cash flows of BioMed Realty Trust, Inc. and subsidiaries for the year ended December 31, 2005, the related consolidated and combined statement of cash flows of BioMed Realty Trust, Inc. and subsidiaries and Inhale 201 Industrial Road, L.P. for the year ended December 31, 2004, the related statement of cash flows of Inhale 201 Industrial Road, L.P. for the year ended December 31, 2003, the accompanying financial statement schedule III, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, of BioMed Realty Trust, Inc. and subsidiaries, which reports appear in the December 31, 2005 Annual Report on Form 10-K, as amended, of BioMed Realty Trust, Inc. We also consent to the incorporation by reference of our reports with respect to the combined statements of revenues and certain expenses of the Lyme Portfolio and Uniqema Properties and the statements of revenues and certain expenses of Bridgeview II, Nancy Ridge, Graphics Drive and Phoenixville for the year ended December 31, 2004. Our reports refer to the fact that the statements of revenues and expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of revenues and expenses. Further, we consent to the reference to our firm under the heading “Experts” in the Registration Statement.
San Diego, California
January 5, 2007
/s/ KPMG LLP